UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

HYDROPHI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 25, 2014, Hydrophi Technologies Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with 31 Group, LLC (the “Investor”).  Pursuant to the Purchase Agreement, the Company sold the Investor a convertible note with an initial principal amount of $924,000 (the “Initial Convertible Note”), for a purchase price of $600,000 on April 28, 2014.  The principal of the Initial Convertible Note has been reduced to $624,000 due to the Company satisfying certain registration obligations.  Additionally, on July 29, 2014, the Company and Investor waived the requirement that the Investor acquire a second note in the principal amount of $1,040,000, to be a requirement that the Investor purchase convertible notes in an aggregate principal amount of $728,000 (the “Additional Convertible Notes” and, together with the Initial Convertible Note, the “Convertible Notes”), for a fixed aggregate purchase price of $700,000.  The Company issued an Additional Convertible Note in the principal amount of $104,000 on July 29, 2014, for a purchase price of $100,000, and will issue an Additional Convertible Note in the principal amount of $624,000 within ten (10) trading days of July 29, 2014, for a purchase price of $600,000.

The Additional Convertible Notes mature 24 months from the date of issuance, and accrues interest at an annual rate of 8.0%, in addition to the original issuance discount.  The Additional Convertible Notes are convertible, in whole or in part, at the Investor’s option, into shares of Common Stock, at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three volume weighted average prices of the Common Stock during the ten consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 35%, and (ii) $0.35 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

The Additional Convertible Notes include customary event of default provisions and a default interest rate of 18%. Upon the occurrence of an event of default, the Investor may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Additional Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Notes (the “Remaining Amount”) at a price equal to 135% of the Remaining Amount, provided that the premium is waived until November 29, 2014 for the Additional Convertible Notes.  The Company is also required to reserve 150% of the number of shares of Common Stock of the Remaining Amount.

For the sale of the Additional Convertible Notes, the Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement.

At no time will the Investor be entitled to convert any portion of the Convertible Notes and other exercisable securities held by the Investor, to the extent that after such exercise/conversion, the Investor (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date, which limit may be increased to 9.99% at the election of the Investor but no greater than 9.99%.

The issuance of the Additional Convertible Notes to the Investor under the Purchase Agreement is exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Investor in the Purchase Agreement that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

Registration Statement Effective

In connection with the execution of the Purchase Agreement, on April 28, 2014, the Company and the Investor also entered into a registration rights agreement (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company agreed to file an initial registration statement (“Initial Registration Statement”) with the SEC to register the resale of all shares of Common Stock issuable under the Convertible Notes and certain other securities.  The Initial Registration Statement was declared effective on July 25, 2014.

As a result of satisfying certain filing and effectiveness deadlines specified in the Registration Rights Agreement, the principal amount of the Initial Convertible Note was reduced by $300,000.  The outstanding principal amount, as of the date of this Current Report is $624,000.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 9.01

Financial Statements and Exhibits

4.1	Form of Additional Convertible Note, for 31 Group, LLC (Previously filed as Exhibit 4.1, with the Current Report filed on April 29, 2019, which is incorporated by reference herein.)

10.1

Securities Purchase Agreement, dated as of April 25, 2014, by and between HydroPhi Technologies Group, Inc., and 31 Group, LLC (Previously filed as Exhibit 10.1, with the Current Report filed on April 29, 2019, which is incorporated by reference herein.)

10.2

Registration Rights Agreement, to be dated as of April 28, 2014, by and between HydroPhi Technologies Group, Inc., and 31 Group, LLC (Previously filed as Exhibit 10.2, with the Current Report filed on April 29, 2019, which is incorporated by reference herein.)

10.3	Waiver to Securities Purchase Agreement, dated July 28, 2014, , by and between HydroPhi Technologies Group, Inc., and 31 Group, LLC

99.1	Press Release dated July 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HydroPhi Technologies Group, Inc.

Date: July 29, 2014	By:	/s/ Roger M. Slotkin
Roger M. Slotkin
President, Chief Executive Officer and Director